UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2010 (August 2, 2010)

NTELOS HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51798	36-4573125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Spring Lane, Suite 300, PO Box 1990, Waynesboro, Virginia	22980
(Address of Principal Executive Offices)	(Zip Code)

(540) 946-3500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

This Current Report on Form 8-K/A updates information provided in the Current Report on Form 8-K filed by NTELOS Holdings Corp. (the “Company”) on August 2, 2010.

As previously disclosed, the Company announced that its wholly owned subsidiary NTELOS Inc. closed on an additional $125 million senior incremental term loan (the “Incremental Term Loan”) on August 2, 2010. The Joinder Agreement for the Incremental Term Loan has been revised to provide that the first installment payment of principal will begin on September 30, 2010, rather than December 31, 2010. In addition, the Incremental Term Loan is referred to in the Joinder Agreement and the ancillary documents as an “Additional Term B Loan,” rather than a “Series A New Term Loan.” The remainder of the Joinder Agreement and the information provided in the Current Report on 8-K filed on August 2, 2010 remains the same. The revised Joinder Agreement, dated as of August 2, 2010, is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.1	Joinder Agreement dated as of August 2, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: August 5, 2010

NTELOS HOLDINGS CORP.

By:	/s/ Michael B. Moneymaker
Michael B. Moneymaker
Executive Vice President, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Joinder Agreement dated as of August 2, 2010